OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200



                                                     March 23, 1998






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      WHEELING-PITTSBURGH CORPORATION
                           WHEELING-PITTSBURGH STEEL CORPORATION
                           CONSUMERS MINING CORPORATION
                           WHEELING-EMPIRE COMPANY
                           MINGO OXYGEN COMPANY
                           PITTSBURGH-CANFIELD COMPANY
                           WHEELING CONSTRUCTION PRODUCTS, INC.
                           WP STEEL VENTURE CORPORATION
                           CHAMPION METAL PRODUCTS, INC.
                           Registration Statement on Form S-4 (333-43867)
                           ----------------------------------------------


Ladies and Gentlemen:

                  Reference is made to above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by Wheeling-Pittsburgh Corporation ("WPC"), Wheeling-Pittsburgh Steel Corporation ("WPSC"), Consumers Mining Corporation ("Consumers"), Wheeling- Empire Company ("Wheeling-Empire"), Mingo Oxygen Company ("Mingo"), Pittsburgh-Canfield Company ("PCC"), Wheeling Construction Products, Inc. ("WCP"), WP Steel Venture Corporation ("WPSV"), and Champion Metal Products, Inc. ("Champion" and together with WPSC, Consumers, Wheeling-Empire, Mingo, PCC, WCP, WPSV, the "Subsidiary Guarantors") and the prospectus forming a part thereof (the "Prospectus"). The Registration Statement relates to an offer with respect to the exchange (the "Exchange Offer") of 9 1/4% Senior Notes due 2007 of WPC, which are fully and unconditionally guaranteed by all of the present and future operating subsidiaries of WPC for 9 1/4% Senior Exchange Notes due 2007 of WPC (the "New Notes"), which are fully and unconditionally guaranteed by all of

Securities and Exchange Commission
March 20, 1998
Page -2-


the present and future operating subsidiaries of WPC (the "New Subsidiary Guarantees").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of WPC and the Articles of Incorporation and By-laws of and each of the Subsidiary Guarantors, each as amended to date, corporate proceedings of WPC and the Subsidiary Guarantors, the Indenture dated as of November 26 1997, by and among WPC and Bank One, N.A., as Trustee, and such other documents, instruments and certificates of officers and representatives of WPC and the Subsidiary Guarantors and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the New Notes and the New Subsidiary Guarantees, upon issuance in accordance with the terms and conditions of the Exchange Offer, will have been duly and validly issued, and will constitute legal, valid and binding obligations of WPC and the Subsidiary Guarantors, respectively, enforceable against WPC and the Subsidiary Guarantors, respectively, in accordance with their terms, except as such enforceability may be limited or affected by (i) any applicable bankruptcy, insolvency, moratorium or other similar law affecting generally the rights of creditors, now or hereafter in effect, and (ii) the fact that equitable remedies or relief (including but not limited to the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

                  Our opinion with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of the New Notes is set forth in full under the caption "Certain U.S. Federal Income Tax Consequences" in the Prospectus.

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

         We advise you that Marvin L. Olshan, a Director and the Secretary of WPC and WHX Corporation ("WHX"), of which WPC is a wholly-owned subsidiary, holds shares of Common Stock of WHX and options to purchase same, and Steven Wolosky, Assistant Secretary of WHX and WPC, holds options to purchase shares of Common Stock of WHX, and are each members of this firm.

Securities and Exchange Commission
March 20, 1998
Page -3-

                  We consent to the reference to this firm under the captions "Legal Matters" and "Certain United States Federal Income
Tax Considerations" in the Prospectus.

                                      Very truly yours,



                                      /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      ------------------------------------------
                                          OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP